Exhibit 99.4

LETTER TO DTC PARTICIPANTS

With Respect to Tender of

Any and All Outstanding 7% Senior Notes due 2018

(CUSIP Nos. 902730AA8, 902730AB6 and U9034AAA3)

In Exchange For

7% Senior Notes due 2018

(CUSIP No. 902730AC4)

of

UNIVERSAL HEALTH SERVICES, INC.

Pursuant to the Prospectus dated April 14, 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 12, 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

April 14, 2011

To Brokers, Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated April 14, 2011 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) of Universal Health Services, Inc., a Delaware corporation (the “Company”), to exchange up to $250,000,000 in aggregate principal amount of its 7% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding 7% Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act (the “Outstanding Notes”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Outstanding Notes registered in their own name.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients;

3.	The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Outstanding Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

4.	A form of letter that may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer; and

5.	Guidelines for Certificate of Taxpayer Identification Number on Substitute Form W-9.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on May 12, 2011, unless extended by the Company. We urge you to contact your clients as promptly as possible.

You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Additional copies of the enclosed materials may be obtained from the Exchange Agent, at the address and telephone numbers set forth below.

Very truly yours,

UNIVERSAL HEALTH SERVICES, INC.

The Exchange Agent:

UNION BANK, N.A.

Corporate Trust Division

Attention: Josefina Benavides

120 So. San Pedro Street, Suite 410

Los Angeles, CA 90012

Telephone: (213) 972-5679

Fax: (213) 972-5695

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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